UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2005

Date of Report (Date of earliest event reported)

EXABYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Exabyte Corporation plans to effect a reverse stock split of its common stock (par value $.001 per share) that will combine every ten (10) outstanding shares of common stock before the split into one (1) outstanding share of common stock after the split. As currently planned, the reverse split will apply to the trading of shares of Exabyte common stock at and after the opening of business on Monday, October 31, 2005. The reverse stock split will be made in connection with a proposed financing and other actions being taken to improve Exabyte’s operating results and liquidity.

The reverse stock split will not change the number of authorized shares of common stock.

As of October 31, 2005, each certificate representing shares of Exabyte common stock before the reverse stock split will represent the reduced number of shares of common stock resulting from the split. Exabyte’s transfer agent will act as an exchange agent for the exchange of old stock certificates for new stock certificates reflecting the adjusted number of outstanding shares of Exabyte common stock.

There is no assurance that the proposed financing and other actions will be completed at any time. Exabyte may withdraw notice of the reverse stock split and not affect the reverse stock split at the time and on the date specified above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	October 20, 2005	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer and Corporate Secretary

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